Exhibit 10.6

EMPLOYMENT AGREEMENT
This Employment Agreement, dated as of September 10, 2013 (the “Agreement”), is made between Kindred Biosciences, Inc. (the “Company” or “Kindred”), and Stephen Galliker (“Executive”).
1.    Employment.
(a)    Title and Duties. The Company will employ Executive, and Executive will be employed by the Company, as Chief Financial Officer (“CFO”), reporting to the CEO of the Company (“CEO”). Executive will have the responsibilities, duties and authority commensurate with said position.
(b)    Devotion to Duties. For so long as Executive is employed hereunder, Executive will faithfully execute the responsibilities of the Chief Financial Officer fairs position, as may be defined by the CEO from time to time.
2.    Term of Employment.
(a)    Term. The Executive’s employment by the Company under this Agreement shall commence on a date mutually agreed upon by both parties (the “Commencement Date). The Executive is employed on an at-will basis and, subject to the provisions of Section 4, either the Executive or the Company may terminate the employment relationship at any time for any reason. The duration of Executive’s employment is hereafter referred to as the “Term.”
The Executive will be employed in a 50% time position initially, and at a future date, upon mutual agreement by both parties, the Executive will be employed in a 100% time position.
(b)    Termination. Notwithstanding anything else contained in this Agreement, Executive’s employment hereunder will terminate upon the earliest to occur of the following:
(i)    Death. Immediately upon Executive’s death;
(ii)    Disability. Immediately upon Executive’s disability. For purposes of this Agreement, “Disability” shall mean Executive’s inability, in good faith judgment of the Company, to further perform Executive’s duties and responsibilities as contemplated herein because Executive’s physical or mental health has become so impaired as to make such performance impossible or impractical, which inability continues for one hundred twenty (120) days or more within any twelve (12) month period (either consecutively or cumulatively).
(iii)    Termination by the Company.
(A)    If for Cause, then upon written notice to Executive by the Company to Executive that states that Executive’s employment is being terminated for Cause (as defined below) and sets forth the specific alleged Cause for termination and the factual basis supporting the alleged Cause, which termination shall be effective on the date of such notice or such later date as specified in writing by the CEO; or

(C)    If without Cause, then upon written notice by the Company to Executive that Executive’s employment is being terminated without Cause, which termination shall be effective on the date of such notice or such later date as specified in writing by the CEO; or
(iii)    Termination by Executive.

Exhibit 10.6

(A)    If for Good Reason (as defined below), then upon written notice by Executive to the Company that states that Executive is terminating Executive’s employment for Good Reason (as defined below) and that sets forth the specific alleged Good Reason for termination and the factual basis supporting the alleged Good Reason, which termination shall be effective thirty (30) days after the date of such notice; provided that if the Company has cured the circumstances giving rise to the Good Reason by such date, then such termination shall not be effective; or
(B)    If without Good Reason, then upon written notice by Executive to the Company that Executive is terminating Executive’s employment, which termination shall be effective immediately after the date of such notice.
Notwithstanding anything in this Section 2(b), the Company may at any point terminate Executive’s employment for Cause prior to the effective date of any other termination contemplated hereunder if such Cause exists.
(c)    Definition of “Cause”. For purposes of this Agreement, “Cause” shall mean that either Executive has (i) been grossly negligent in the performance of Executive’s duties to the Company; (ii) been convicted of, or pleaded guilty or nolo contendre, to a felony; (iii) committed a criminal act relating to the Executive’s employment or the Company involving, in the good faith judgment of the CEO, fraud, or theft, but excluding any conviction which results solely from Executive’s title or position with the Company and is not based on his personal conduct; (vi) breached any material provision of this Agreement or of any nondisclosure or non-competition agreement (including the Confidentiality, Non-Competition and Intellectual Property Agreement attached here as Exhibit A), between Executive and the Company, as all of the foregoing may be amended prospectively from time to time; (vii) intentionally breached a material provision of any code of conduct or ethics policy in effect at the Company, as all of the foregoing may be amended prospectively from time to time; or (viii) failed to perform any of his material obligations under this Agreement or failed to execute and perform any directions of the CEO.
(d)    Definition of “Good Reason”. For the purposes of this Agreement, “Good Reason” shall mean: without the Executive’s express written consent, a material reduction by the Company in the Executive’s total compensation as in effect on the date hereof or as the same may be increased from time to time.

(e)    Definition of “Change in Control”. “Change in Control” of Kindred Biosciences, Inc. as used in this Agreement shall mean the following, but only to the extent it is interpreted in a manner consistent with the meaning of “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Section 409A of Internal Revenue Code of 1986, as amended (“Code Section 409A”), and any successor statute, regulation and guidance thereto, and limited to the extent necessary so that it will not cause adverse tax consequences with respect to Code Section 409A: (i) a merger or consolidation of the Company whether or not approved by the CEO of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (ii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

3.    Compensation.

(a)    Base Salary. While Executive is employed hereunder at 50% time, the Company will pay Executive a base salary at the gross annualized rate of $110,000 (the “Base Salary”), paid in accordance with the Company’s usual payroll practices. The Base Salary will increase to $220,000 automatically upon the Executive’s assuming 100% time position. The Base Salary will increase by 10% automatically upon Financing

Exhibit 10.6

Event (defined below) with proceeds of at least $20,000,000 (cumulative). The Base Salary will be subject to review annually and may be adjusted upwards at the discretion of the CEO and the Board of Directors. The Company will deduct from each such installment any amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which Executive participates.
(b)    Annual Bonus. Executive will be eligible to earn an Annual Bonus relating to each fiscal year, based on the achievement of individual and Company goals. Based on the achievement of the goals, then the Executive may be awarded a bonus for that year up to 30% of then-current Base Salary. Such bonus is wholly discretionary, and is dependent on several factors including the performance of the company. The Executive is not entitled to a bonus solely as result of meeting his goals.

(c)    Equity Compensation.
(i)    At the first board meeting after Commencement Date, the Company will grant to Executive 25,000 options of the Company’s common stock which options will vest over the three (3) year period following the date of grant, with vesting to begin on the one (1) year anniversary of the Commencement Date, with 33% of the total number of shares vesting at one (1) year anniversary and and 1/36th of the total number of shares vesting monthly thereafter until fully vested, so long as Executive continues to be an employee or a consultant of the Company. However, if the Company becomes a publicly listed company, all options will vest at one (1) year anniversary of the Commencement Date or upon public listing, whichever is later.
(ii)     Executive will be eligible to earn additional stock options on an annual basis. Based on the achievement of individual and Company goals, the Executive will be eligible to be awarded a stock option that year up to a number equivalent to 0.3% of the outstanding shares. Such additional stock options are wholly discretionary, and is dependent on several factors including the performance of the company. The Executive is not entitled to additional stock options solely as result of meeting his goals.
(d)    Fringe Benefits. In addition to any benefits provided by this Agreement, Executive shall be entitled to participate in benefits plans maintained by the Company from time to time. Executive understands that, except when prohibited by applicable law, the Company's benefit plans and fringe benefits may be amended, enlarged, diminished or terminated prospectively by the Company from time to time.

(e)    Vacation. Executive will be entitled to accrue up to twenty vacation days per year that Executive remains employed by the Company. Executive’s vacation may be carried over from one calendar year to the next in accordance with Company policy.

(f)    Reimbursement of Expenses. The Company will promptly reimburse Executive for all ordinary and reasonable out-of-pocket business expenses that are incurred by Executive in furtherance of the Company’s business.
(g)     Relocation. If the Executive relocates to the San Francisco area, the Company shall reimburse Executive for up to $100,000 in Relocation Expenses relating to such relocation. For purposes hereof, “Relocation Expenses” shall mean reasonable expenses incurred by Executive related to costs of looking for a new primary residence, costs associated with the sale of Executive’s old residence and the purchase of Executive’s new residence (but excluding taxes or the actual purchase price of such residence), and the physical movement of all goods and vehicles that are in Executive’s current home. The foregoing notwithstanding, if within one (1) year of the relocation date, Executive’s employment with the Company is terminated either by the Company for Cause or voluntarily by Executive in the absence of a Good Reason, then Executive shall repay to the Company the amount of the actually-reimbursed Relocation Expenses multiplied by a fraction, the numerator of which equals the number of days from the effective date of such termination to the first anniversary of Executive’s relocation date and the denominator of which will be 365 (and the Company may withhold such amount from any payments otherwise due to Executive). If, in the good

Exhibit 10.6

faith judgment of the CEO, relocation of the Executive becomes necessary in order to meet business needs, and the Executive is unable or unwilling to relocate, then the Executive’s employment may be terminated by either party, and the provisions of section 4(b) shall apply.
(h)     Definition of “Financing Event.” For purposes of this Agreement, “Financing Event” shall mean equity financing by the Company, in which the equity is purchased by investors.
4.    Severance Compensation.
(a)    Definition of Accrued Obligations. For purposes of this Agreement, “Accrued Obligations” means (i) the portion of Executive’s Base Salary that has accrued prior to any termination of Executive’s employment with the Company and has not yet been paid; (ii) to the extent required by law and the Company’s policy, an amount equal to the value of Executive’s accrued unused vacation days; and (iii) the amount of any expenses properly incurred by Executive on behalf of the Company prior to any such termination and not yet reimbursed. Executive's entitlement to any other compensation or benefit under any plan or policy of the Company, including but not limited to applicable option plans, shall be governed by and determined in accordance with the terms of such plans or policies, except as otherwise specified in this Agreement.
(b)    Termination By the Company for Cause, By the Executive Without Good Reason, or as a Result of Executive’s Disability or Death. If Executive’s employment hereunder is terminated either by the Company for Cause, by Executive without Good Reason, or if Executive’s employment terminates as a result of the Executive’s disability or death, the Company will pay the Accrued Obligations to Executive within 7 days following the effective date of such termination and shall have no further obligations to Executive.
(c)    Termination By the Company Without Cause, By Executive With Good Reason. If Executive’s employment hereunder is terminated by the Company without Cause, or by Executive with Good Reason, then:
(i)    The Company will pay the Accrued Obligations to Executive promptly following the effective date of such termination;
(ii)    The Company will pay Executive a total amount equal to six (6) months of Executive’s then current Base Salary, less applicable taxes and deductions; such payment to be made within 7 days of termination.
(iii)    The Company will continue to provide medical insurance coverage for Executive and Executive’s family at no cost to Executive for eighteen (18) months; provided, that the Company shall have no obligation to provide such coverage if Executive fails to elect COBRA benefits in a timely fashion or if Executive becomes eligible for medical coverage with another employer; and
(d)    Termination Following A Change In Control. If Executive’s employment is terminated within the twelve (12) month period following a Change in Control by the Company, then the Executive shall be entitled to receive the payments and benefits set forth in Section 4(c) above, and
(i)     Any options or restricted stock previously awarded to Executive shall vest and be immediately exercisable by the Executive.
(e)    Release of Claims/Resignation. The Company shall not be obligated to provide Executive any of the benefits or equity acceleration set forth in Section 4(c) until Executive has (i) executed a separation agreement in a form mutually acceptable to the Company and the Executive, which shall include a releases of claims between the Company and the Executive, including provisions regarding mutual non-disparagement and confidentiality.

Exhibit 10.6

(f)    No Other Payments or Benefits Owing. The payments and benefits set forth in this Section 4 shall be the sole amounts owing to Executive as separation pay upon termination of Executive’s employment. Executive shall not be eligible for any other payments, including but not limited to additional Base Salary payments, bonuses, commissions, or other forms of compensation or benefits, except as may otherwise be set forth in this Agreement or other Company plan documents with respect to plans in which Executive is a participant.

5.    Confidentiality and Competition. Executive agrees to the Confidentiality and Intellectual Property Agreement attached hereto as Exhibit A.

6.    Property and Records. Upon termination of Executive’s employment, Executive will deliver to the Company any property of the Company which may be in Executive’s possession.
7.    General.
(a)    Notices. Except as otherwise specifically provided herein, any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to Executive shall be sent to the last known address in the Company's records or such other address as Executive may specify in writing. Notices to the Company shall be sent to the Company's Chairman or to such other Company representative as the Company may specify in writing.
(b)    Entire Agreement/Modification. This Agreement, together with the Confidentiality, Non-Competition and Intellectual Property Agreement attached hereto and the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement (or in a subsequent written modification or amendment executed by the parties hereto) will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
(c)    Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.
(d)    Assignment and Binding Effect. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which Executive is principally involved. Executive may not assign Executive’s rights and obligations under this Agreement without the prior written consent of the Company. This Agreement shall be binding upon Executive, Executive’s heirs, executors and administrators and the Company, and its successors and assigns, and shall inure to the benefit of Executive, Executive’s heirs, executors and administrators and the Company, and its successors and assigns.
(e)    Indemnification. The Company shall indemnify Executive to the fullest extent permitted by law against any expenses, judgments, fines, penalties and amounts paid in settlement in connection with any Company related proceeding in which Executive is involved.

Exhibit 10.6

(f)    Governing Law/Jury Waiver. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the state of California, without giving effect to conflict of law principles. Both the Executive and the Company hereby waive right to jury trial with respect to any claims related to this Agreement or to Executive’s employment with the Company.
(g)    Severability. The parties intend this Agreement to be enforced as written. However, should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
10.    Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For all purposes a signature by fax shall be treated as an original.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Stephen Galliker                    Kindred Biosciences, Inc.

/s/ Stephen Galliker                    /s/ Richard Chin
___________________________________        By:______ _________________________
Signature                    Name:    Richard Chin
    Title: CEO

Exhibit 10.6

Exhibit A

KINDRED BIOSCIENCES, INC.
CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

Employee Name: Stephen Galliker
As a condition of my becoming employed (or my employment being continued) by Kindred Biosciences, Inc., a Delaware corporation, or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:
1.    Relationship. This Agreement will apply to my employment relationship with the Company. If that relationship ends and the Company, within a year thereafter, either reemploys me or engages me as a consultant, I agree that this Agreement will also apply to such later employment or consulting relationship, unless the Company and I otherwise agree in writing. Any such employment or consulting relationship between the Company and me, whether commenced prior to, upon or after the date of this Agreement, is referred to herein as the “Relationship.”
2.    Duties. I will perform for the Company such duties as may be designated by the Company from time to time or that are otherwise within the scope of the Relationship and not contrary to instructions from the Company. During the Relationship, I will devote my entire best business efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company.
3.    Confidential Information.
(a)    Protection of Information. I agree, at all times during the term of the Relationship and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, and not to disclose to any person, firm, corporation or other entity, without written authorization from the Company in each instance, any Confidential Information (as defined below) that I obtain, access or create during the term of the Relationship, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. I further agree not to make copies of such Confidential Information except as authorized by the Company.
(b)    Confidential Information. I understand that “Confidential Information” means information and physical material not generally known or available outside the Company and

Exhibit 10.6

information and physical material entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation: (i) Company Inventions (as defined below); (ii) technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, developments, inventions, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, lists of, or information relating to, employees and consultants of the Company (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to me by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation.
(c)    Third Party Information. My agreements in this Section 3 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence.
(d)    Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.
4.    Ownership of Inventions.
(a)    Inventions Retained and Licensed. I have attached hereto, as Exhibit B, a complete list describing with particularity all Inventions (as defined below) that, as of the Effective Date, belong solely to me or belong to me jointly with others, and that relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Inventions at the time of signing this Agreement.
(b)    Use or Incorporation of Inventions. If in the course of the Relationship, I use or incorporate into a product, process or machine any Invention not covered by Section 4(d) of this Agreement in which I have an interest, I will promptly so inform the Company. Whether or not I give such notice, I hereby irrevocably grant to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with right to transfer and to sublicense, to practice and exploit such Invention and to make, have made, copy, modify, make derivative works of, use, sell, import, and otherwise distribute under all applicable intellectual properties without restriction of any kind.
(c)    Inventions. I understand that “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. I understand this includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus,

Exhibit 10.6

system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. I understand that “Company Inventions” means any and all Inventions that I may solely or jointly author, discover, develop, conceive, or reduce to practice during the period of the Relationship, except as otherwise provided in Section 4(g) below.
(d)    Assignment of Company Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all Company Inventions. I further acknowledge that all Company Inventions that are made by me (solely or jointly with others) within the scope of and during the period of the Relationship are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by my salary. I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any and all Company Inventions.
(e)    Maintenance of Records. I agree to keep and maintain adequate and current written records of all Company Inventions made by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. I agree to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Sections 5 and 6.
(f)    Patent and Copyright Rights. I agree to assist the Company, or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Company Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue during and at all times after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters of patents,

Exhibit 10.6

copyright, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.
(g)    Exception to Assignments. I understand that the Company Inventions will not include, and the provisions of this Agreement requiring assignment of inventions to the Company do not apply to, any invention which qualifies fully for exclusion under the provisions of applicable state law, if any, attached hereto as Exhibit B. In order to assist in the determination of which inventions qualify for such exclusion, I will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly conceived or developed or reduced to practice by me during the period of the Relationship.
5.    Company Property; Returning Company Documents. I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages, and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of the Relationship, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.
6.    Termination Certification. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit D; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement.
7.    Notice to Third Parties. I understand and agree that the Company may, with or without prior notice to me and during or after the term of the Relationship, notify third parties of my agreements and obligations under this Agreement.
8.    Solicitation of Employees, Consultants and Other Parties. As described above, I acknowledge and agree that the Company's Confidential Information includes information relating to the Company's employees, consultants, customers and others, and that I will not use or disclose such Confidential Information except as authorized by the Company.  I further agree as follows:
(a)    Employees, Consultants. I agree that during the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.

Exhibit 10.6

(b)    Other Parties. I agree that during the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, I shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.
9.    At-Will Relationship. I understand and acknowledge that, except as may be otherwise explicitly provided in a separate written agreement between the Company and me, my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability, other than those provisions of this Agreement that explicitly survive the termination of the Relationship.
10.    Representations and Covenants.
(a)    Facilitation of Agreement. I agree to execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.
(b)    No Conflicts. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into, with any third party, including without limitation any agreement to keep in confidence proprietary information or materials acquired by me in confidence or in trust prior to or during the Relationship. I will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. I acknowledge and agree that I have listed on Exhibit B all agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict my ability to accept employment with the Company or my ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict my ability to perform my duties for the Company or any obligation I may have to the Company. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.
(c)    Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions.
11.    General Provisions.

Exhibit 10.6

(a)    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.
(b)    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to its subject matter and merges all prior discussions between us. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company, it being understood that, even if I am an officer of the Company, I will not have authority to give any such authorizations or waivers for the Company under this Agreement without specific approval by the Board of Directors. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.
(c)    Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected.
(d)    Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.
(e)    Remedies. I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, I agree that a $1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.
(f)    Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.
[Signature Page Follows]

Exhibit 10.6

The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.
The Company:
Kindred Biosciences, Inc.
/s/ Richard Chin
(Signature)

Name: Richard Chin
Title: CEO
Date: September 10, 2013
Employee:
Stephen Galliker
/s/ Stephen Galliker
(Signature)
Address:

Date:

Exhibit 10.6

EXHIBIT B
LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED UNDER SECTION 4(a)

___ No inventions, improvements, or original works of authorship
___ Additional sheets attached
Signature of Employee:
Print Name of Employee:
Date:

Exhibit 10.6

EXHIBIT C
Section 2870 of the California Labor Code is as follows:
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
Result from any work performed by the employee for the employer.
To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Exhibit 10.6

EXHIBIT D
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to [Company Name], a Delaware corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).
I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any Inventions (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.
I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.
I further agree that for twelve (12) months from the date of this Certification, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.
Further, I agree that for twelve (12) months from the date of this Certification, I shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.
Date:
Employee:

(Print Employee’s Name)

(Signature)